UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc.

The Hartford Mutual Funds II, Inc.

Hartford Funds Exchange-Traded Trust

Lattice Strategies Trust

Hartford Series Fund, Inc.

(Name of Registrants as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARTFORD FUNDS Our benchmark is the investor.* Vote New President’s Message Attend Virtual Meeting The Shareholder Meeting scheduled for November 5, 2026 is Approaching. Make Sure Your Vote Is Counted. Click Here to Vote Now Combining Expertise to Deliver More for investors Shareholders are being asked to vote on several proposals, including new investment management agreements related to the proposed acquisition of Hartford Funds by Wellington Management. There are no expected changes to the funs’ investment objectives, investment strategies, portfolio management teams, or current fees as a result of the proposals being presented. Hartford funds shareholders have been mailed proxy materials, and may receive additional solicitation if they have not voted. We understand these communications can feel unexpected, so we’ve provided the information below to help answer common questions and explain what shareholders need to know. How to Cast Your Vote Click the link below to vote online Vote Now Call the number below to cast your vote with a live proxy voting specialist. (855) 496-3017 An important Message from Greg Frost, President of Harford Funds

Proxy Documents

The resources below can help answer questions you may have.

Hartford Funds 2026 Special Shareholders Meeting Proxy Statement

Download Proxy Statement

Frequently Asked Questions for Financial Professionals

Download FAQ

Virtual Shareholder Meeting

November 5, 2026 at 10:00 AM ET

If you would like to attend the shareholder meeting, you can attend through the button below on November 5th, 2026. Regardless of attendance, we encourage you to vote today.

Attend Virtual Meeting

Forward-Looking Statements. Certain statements in this communication are "forward-looking statements" within the meaning of the federal securities laws. These statements are based on management's current expectations and assumptions and are subject to risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from those expressed or implied. Forward-looking statements include, among other things, statements regarding the anticipated effects and benefits to shareholders of the proposed change to non-diversified status for certain Hartford Funds, the anticipated portfolio management flexibility and investment outcomes following shareholder approval, and any statements regarding the expected continuity of a Fund's investment objective, strategies, and fees. There can be no assurance that shareholder approval will be obtained or that the anticipated effects of the proposal will be realized. Neither Hartford Funds nor Wellington Management undertakes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

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The material on this site is for informational and educational purposes only. The material should not be considered tax or legal advice and is not to be relied on as a forecast. The material is also not a recommendation or advice regarding any particular security, strategy or product. Hartford Funds does not represent that any products or strategies discussed are appropriate for any particular investor so investors should seek their own professional advice before investing. Hartford Funds does not serve as a fiduciary. Content is current as of the publication date or date indicated, and may be superseded by subsequent market and economic conditions.

Investing involves risk, including the possible loss of principal. Investors should carefully consider a fund's investment objectives, risks, charges and expenses. This and other important information is contained in the mutual fund, or ETF summary prospectus and/or prospectus, which can be obtained from a financial professional and should be read carefully before investing.

Mutual funds are distributed by Hartford Funds Distributors, LLC (HFD), Member FINRA | SIPC. ETFs are distributed by ALPS Distributors, Inc. (ALPS). Advisory services may be provided by Hartford Funds Management Company, LLC (HFMC) or its wholly owned subsidiary, Lattice Strategies LLC (Lattice). Certain funds are sub-advised by Wellington Management Company LLP and/or Schroder Investment Management North America Inc (SIMNA). Schroder Investment Management North America Ltd. (SIMNA Ltd) serves as a secondary sub-adviser to certain funds. HFMC, Lattice, Wellington Management, SIMNA, and SIMNA Ltd. are all SEC registered investment advisers. The funds and other products referred to on this Site may be offered and sold only to persons in the United States and its territories.

Hartford Funds refers to HFD, Lattice, and HFMC, which are currently not affiliated with any sub-adviser or ALPS.

On June 3, 2026, The Hartford Insurance Group, Inc. ("The Hartford") and Wellington announced that they had reached a definitive agreement under which Wellington Investment Advisors Holdings, LLP, Wellington's corporate parent, will acquire Hartford Funds. Upon closing Hartford Funds will be integrated into Wellington's U.S. Wealth business. The deal is expected to close in the first quarter of 2027, subject to regulatory and fund approvals. Upon closing, Hartford Funds would become an affiliate of Wellington. For more information, click here.

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